U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

_________________________________________

(Exact name of registrant as specified in its charter)

                  Delaware

   45-0476087

___________________________

______________

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

190 N. Canon Drive, Suite 420

Beverly Hills, CA

90210

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(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 310-275-4290

________________________________________________

(Former name or former address, if changed since last report)

Section 8 – Other Events

Item 8.01 Other Events.

On June 21, 2005, the Company filed a Preliminary Information Statement, to inform shareholders of the decision of the board of directors to merge KFI Properties, L.P., a defunct limited partnership, with no business, no assets, and no liabilities, with Knight Fuller, Inc., whereby KFI Properties’ status as an entity would disappear, and to convert  to common stock of Knight Fuller, Inc. the limited partnership units of all those limited partners of Resources Accrued Mortgage Investors L.P.-Series 86 who originally elected not to convert their limited partnership units to common stock.

On June 27, 2005, the Securities and Exchange Commission began a review of the Company’s annual report on Form 10KSB for the period ended December 31, 2004 and the Company’s quarterly report on Form 10QSB for the quarter ended March 31, 2005.  The Company determined as a result of that review, to file an amendment to its Form 10QSB.  The Company held off mailing filing and mailing a Definitive Information Statement with regard to the proposed merger until it had responded to the SEC’s accounting comments.

On July 18, 2005, the Company filed its Definitive Information Statement with regard to the proposed merger.

On July 22, 2005, the Company received further accounting comments from the SEC, and, as a result thereof, decided to restate its financial statements on its Form 10KSB for the year ended December 31, 2004.  Thereafter, the Company, on August 3, 2005, filed its amended Form 10KSB for the year ended December 31, 2004, and its amended quarterly report on Form 10QSB for the quarter ended March 31, 2005.  On the same date, the Company filed its revised Definitive Information Statement with respect to the merger, including therein a summary of financial data derived from the restated financial statements for the year ended December 31, 2004.

On August 5, 2005, the board of directors of the Company determined that the Company was wasting valuable capital and resources pursuing the proposed merger of Knight Fuller, Inc. and KFI Properties, as the exercise was originally intended to be a housekeeping matter of the termination of a defunct entity.  Since the proposed merger did not serve any economic or significant purpose other than the termination of the status of the limited partnership, the board decided to merely dissolve the limited partnership and to file a certificate of cancellation of the limited partnership with the state of Delaware.

Item 9-Financial Statements and Exhibits

c) Exhibits

1.1

Letter to Shareholders

1.2

Certificate of Cancellation of Certificate of Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2005

Knight Fuller, Inc.

     /s/ Ronald Pienaar

______________________________

By: Ronald Pienaar, President

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